UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant To Section 13 Or 15(d) of The Securities Exchange Act of 1934

October 14, 2021
Date of Report (Date of earliest event reported)

RAVEN INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

SD	001-07982		46-0246171
(State or other jurisdiction of incorporation)	(Commission File Number)		(IRS Employer Identification No.)

205 East 6th Street, P.O. Box 5107	Sioux Falls,	SD	57117-5107
(Address of principal executive offices)			(Zip Code)

(605) 336-2750
(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $1 par value	RAVN	NASDAQ	Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced, on June 20, 2021, Raven Industries, Inc. (“Raven”), entered into an Agreement and Plan of Merger with CNH Industrial N.V., a Netherlands public limited liability company (“CNH Industrial”), and CNH Industrial South Dakota, Inc., a South Dakota corporation and wholly owned subsidiary of CNH Industrial.

Pending the successful completion of the transaction, Mr. Rykhus has provided notice of his retirement from Raven Industries. Mr. Rykhus has served as the President and Chief Executive Officer of Raven for the past 11 years and held other significant leadership roles during his 31 years with Raven. Mr. Rykhus plans on joining CNH Industrial as an Executive Strategic Advisor helping the CNH Industrial executives and Raven leaders build a successful combined company. In this new role Mr. Rykhus will report to Mr. Wine, CNH Industrial Chief Executive Officer.

Additionally, Mr. Brazones has provided notice of his intent to terminate his employment from Raven Industries pending the successful completion of the transaction. Mr. Brazones has served as the Division Vice President and General Manager of the Applied Technology Division for the previous year and the Vice President and Chief Financial Officer for 6 years prior to his current position. In the unlikely event that the transaction does not successfully reach completion, Mr. Brazones will continue his employment as the Division Vice President and General Manager of the Applied Technology Division.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description
104	Cover page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RAVEN INDUSTRIES, INC.
/s/ Taimur Sharih
Taimur Sharih
Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

Dated: October 14, 2021